Exhibit 3.18

ARTICLES OF INCORPORATION

OF

BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is

BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

SECOND: The period of its duration is Perpetual.

THIRD: The purpose or purposes for which the corporation is organized are:

The corporation is organized for the purpose of engaging in the development and operation of a free standing treatment facility for the treatment of adult, adolescent and child psychiatry and for the treatment of alcohol and substance abuse and any lawful act or activity.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Fifty Thousand Dollars (50,000.00) of the par value of One Dollar ($1.00) each.

FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

SEVENTH: The post office address of its initial registered office is 170 South Main Street, c/o C T Corporation System, Salt Lake City, Utah 84101, and the name of its initial registered agent at such address is C T Corporation System.

EIGHTH: The number of directors constituting the initial board of directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Charles A. Speir	2000 Southbridge Parkway Suite 200 Birmingham, Alabama 35209

Kerry G. Teel	2000 Southbridge Parkway Suite 200 Birmingham, Alabama 35209

Carl M. Holden, Jr.	2000 Southbridge Parkway Suite 200 Birmingham, Alabama 35209

Arthur P. Bolten, III	2000 Southbridge Parkway Suite 200 Birmingham, Alabama 35209

NINTH: The name and address of each incorporator is:

NAME	ADDRESS

M. E. Kraemer	2 Peachtree St., N. W. Atlanta, GA 30383

T. S. Merker	2 Peachtree St., N. W. Atlanta, GA 30383

G. F. Robinson	2 Peachtree St., N. W. Atlanta, GA 30383

Dated March 6, 1985.

/s/ M. E. Kraemer
M. E. Kraemer

/s/ T. S. Merker
T. S. Merker

/s/ G. F. Robinson
G. F. Robinson

STATE OF GEORGIA	)
	)	SS.
COUNTY OF FULTON	)

I, Kathy L. Slayman, a notary public, hereby certify that on the 6 day of March, 1985, personally appeared before me M. E. Kraemer. T. S. Merker, and G. F. Robinson, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

In witness whereof I have hereunto set my hand and seal this 6 day of March, A.D 1985.

My commission expires:

/s/ Kathy L. Slayman
Notary Public

# 114120

ARTICLES AND PLAN OF MERGER

These Articles and Plan of Merger are made this 12th day of March, 1990, by and between BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation, (the “Surviving Corporation”), and HSA WEST, INC., a Washington corporation (the “Merging Corporation”).

The Board of Directors of the Surviving Corporation and the Merging Corporation deem it desirable and in the best interests of the corporations and their stockholders that the Merging Corporation be merged into Bountiful Psychiatric Hospital, Inc. with Bountiful Psychiatric Hospital, Inc. being the Surviving Corporation (the “Merger”).

NOW, THEREFORE, in consideration of the premises, mutual covenants and other provisions and agreements contained herein, it is hereby agreed by and between the parties that the Merging Corporation be and the same is hereby merged into Bountiful Psychiatric Hospital, Inc., the Surviving Corporation.

ARTICLE I

Names

The name of the Merging Corporation is “HSA WEST, INC.,” and the name of the Surviving Corporation is and shall be “BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.,” which corporation shall be governed by the laws of the State of Utah.

ARTICLE II

Certificate of Incorporation, Bylaws,

Directors and Officers

The Certificate of Incorporation and Bylaws of the Surviving Corporation in effect at the time the Merger becomes effective shall continue as the Certificate of Incorporation and Bylaws of the Surviving Corporation. The directors and officers of the Surviving Corporation on the effective date of the Merger shall continue to be the directors and officers of the Surviving Corporation. No amendments or changes will be effected in the Certificate of Incorporation of the Surviving Corporation.

BOUNTIFUL/HSA West, Inc.

# 114120

ARTICLE III

Exchange of Stock

The outstanding capital stock of the Merging Corporation and the Surviving Corporation are as follows:

Corporation	Class	Par Value Per Shares	Share Outstanding

HSA WEST, INC.	Common	$1.00	80

BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.	Common	$1.00	90

All of the outstanding shares of capital stock of the Merging Corporation are owned by Ramsay Health Care, Inc., a Delaware corporation (“Ramsay”), and all of the outstanding shares of capital stock of the Surviving Corporation are owned by the Merging Corporation. This Merger has been effected pursuant to the Washington Business Corporation Act and the Utah Business Corporation Act, and the Boards of Directors and the stockholders of both corporations have approved the Merger by Unanimous Written Consents dated March 12, 1990.

The manner and basis of converting the capital stock of the Merging Corporation into capital stock of the Surviving Corporation shall be as follows: All of the issued and outstanding shares of capital stock of the Merging Corporation shall be converted, on a pro rata basis, into shares of capital stock of the Surviving Corporation, with the result that Ramsay shall own all of the outstanding shares of capital stock of the Surviving Corporation.

ARTICLE IV

Effect of Merger

Upon the effective date of the Merger, the Merging Corporation shall cease to exist and shall be merged with and into the Surviving Corporation. The Surviving Corporation shall succeed to, and shall possess and enjoy, all the rights, privileges, immunities, powers, and franchises, and shall be subject to all of the restrictions, disabilities, duties and liabilities, of the Merging Corporation, all as set forth in the Washington Business Corporation Act and the Utah Business Corporation Act.

BOUNTIFUL/HSA West, Inc.

ARTICLE V

Service of Process, Etc.

The Surviving Corporation may be served with process in the State of Washington in any proceeding for the enforcement of any obligation of any corporation organized under the laws of such State which is a party to the Merger, and in any proceeding for the enforcement of the rights of a dissenting stockholder of any such corporation organized under the laws of such State against the Surviving Corporation.

The Secretary of State of the State of Washington shall be and hereby is irrevocably appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding; the address to which the service of process in any such proceeding shall be mailed is as follows: Ralph J. Watts, President and Chief Executive Officer, Ramsay Health Care, Inc., One Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113.

ARTICLE VI

Rights of Dissenting Stockholders

The Surviving Corporation shall promptly pay to any dissenting stockholders of the Merging Corporation the amount, if any, to which such stockholders shall be entitled under the provisions of the Washington Business Corporation Act with respect to the rights of dissenting stockholders in connection with the Merger.

IN WITNESS WHEREOF, the Surviving Corporation and the Merging Corporation, pursuant to the approval and authority duly given by resolution adopted by unanimous vote of the Board of Directors of such corporations on March 12, 1990 has caused these Articles and Plan of Merger to be executed as of the date above stated.

HSA WEST, INC.		BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

By:	/s/ Ralph J. Watts	By:	/s/ Ralph J. Watts
	Ralph J. Watts President		Ralph J. Watts President

Attest:	/s/ Maria G. Board	Attest:	/s/ Maria G. Board
	Maria G. Board Assistant Secretary		Maria G. Board Assistant Secretary

BOUNTIFUL/HSA West, Inc.

STATE OF LOUISIANA

PARISH OF ORLEANS

BEFORE ME, the undersigned authority, personally came and appeared RALPH J. WATTS and MARIA G. Board, to me well known, and known to me to be the individuals described in and who executed the foregoing Articles and Plan of Merger, as President and as Assistant Secretary, respectively, of BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation, and of HSA WEST, INC., a Washington corporation, and the persons who severally acknowledged to and before me that they executed such Articles and Plan of Merger in such capacities and were authorized to do so, and that said Articles and Plan of Merger are the free act and deed of said corporations, and that the statements contained therein are true.

WITNESS my hand and official seal, this 12th day of day of March, 1990.

(Seal)	/s/ Vivian B. Crane
Notary Public

My Commission Expires:

BOUNTIFUL/HSA West, Inc.

Co # 114120

ARTICLES OF MERGER

OF

FLAGSTAFF PSYCHIATRIC HOSPITAL, INC.

AND

BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

To the Division of Corporations and Commercial Code State of Utah

Pursuant to the provisions of the Utah Revised Business Corporation Act governing the merger of a foreign wholly-owned subsidiary business corporation into its domestic parent business corporation, the domestic parent business corporation hereinafter named does hereby submit the following Articles of Merger.

1. The name of the subsidiary corporation, which is a business corporation organized under the laws of the State of Arizona, is Flagstaff Psychiatric Hospital Inc.

2. The name of the parent corporation, which is a business corporation organized under the laws of the State of Utah, is Bountiful Psychiatric Hospital, Inc.

3. The number of outstanding shares of Flagstaff Psychiatric Hospital, Inc. is one thousand (1,000), all of which are of one class, and all of which are owned by Bountiful Psychiatric Hospital, Inc.

4. The following is the Plan of Merger for merging Flagstaff Psychiatric Hospital, Inc. into Bountiful Psychiatric Hospital, Inc. as approved by the Board of Directors of Bountiful Psychiatric Hospital.

1. Bountiful Psychiatric Hospital, Inc., which is a business corporation of the State of Utah and is the parent corporation and the owner of all of the outstanding shares of Flagstaff Psychiatric Hospital, Inc., which is a business corporation of the State of Arizona and the subsidiary corporation, hereby merges Flagstaff Psychiatric Hospital, Inc. into Bountiful Psychiatric Hospital, Inc. pursuant to the provisions of Chapters 1 through 17

Co # 114120

of Title 10, Arizona Revised Statutes and pursuant to the provisions of the Utah Revised Business Corporation Act.

2. The separate existence of Flagstaff Psychiatric Hospital, Inc. shall cease at the effective time and date of the merger pursuant to the provisions of Chapters 1 through 17 of Title 10, Arizona Revised Statutes; and Bountiful Psychiatric Hospital, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the Utah Revised Business Corporation Act.

3. The articles of incorporation of Bountiful Psychiatric Hospital, Inc. are not amended in any respect by this Plan of Merger.

4 The issued shares of Flagstaff Psychiatric Hospital, Inc. shall not be converted in any manner, but each said share which is issued as of the effective time and date of the merger shall be surrendered and extinguished.

5. Each share of Bountiful Psychiatric Hospital, Inc. outstanding at the effective time and date of merger is to be an identical outstanding treasury or unissued share of Bountiful Psychiatric Hospital, Inc. at the effective time and date of merger.

6. No shares of Bountiful Psychiatric Hospital, Inc. and no shares, securities, or obligations convertible into such shares are to be issued or delivered under this Plan of Merger.

7. The Board of Directors and the proper officers of Flagstaff Psychiatric Hospital, Inc. and of Bountiful Psychiatric Hospital, Inc. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

267611.01

1271-1710

5. Bountiful Psychiatric Hospital, Inc. in its capacity as the holder of all of the outstanding shares of Flagstaff Psychiatric Hospital, Inc., waived the mailing of a copy of the Plan of Merger to Bountiful Psychiatric Hospital, Inc. otherwise provided for under the provisions of Section 16- 10a-1104 of the Utah Revised Business Corporation Act.

6. The laws of the jurisdiction of organization of Flagstaff Psychiatric Hospital, Inc. permit a merger of a wholly- owned subsidiary business corporation of that jurisdiction into a parent business corporation of the jurisdiction of organization of Bountiful Psychiatric Hospital, Inc.; and the merger of Flagstaff Psychiatric Hospital, Inc. into Bountiful Psychiatric Hospital, Inc. is in compliance with the laws of the jurisdiction of organization of Flagstaff Psychiatric Hospital, Inc.

7. Shareholder approval was not required.

8. The effective time and date of the merger herein provided for in the State of Utah shall be 11:59 a.m. on June 30, 1998.

Executed on June 29, 1998.

FLAGSTAFF PSYCHIATRIC HOSPITAL, INC.

/s/ Bert G. Cibran
Bert G. Cibran
President

BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

/s/ Bert G. Cibran
Bert G. Cibran
President

267611.01

1271-1710

AMENDMENT	File Number

Non-Refundable Processing Fee $3700

Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA § 16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1	The name of the corporation is’ Bountiful Psychiatric Hospital, Inc

2.	The date the following amendment(s) was adopted February [Illegible] 2006

3.	If changing the corporation name, the new name of the corporation is

Benchmark Behavioral Health System, Inc

4.	The text of each amendment adopted (include attachment If additional space needed):

First The name of the corporation is Benchmark Behavioral Health System, Inc

5.	If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

N/A

6	Indicate the manner in which the amendment(s) was adopted (mark only one).

☐	No shares have been issued or directors elected – Adopted by Incorporator(s)

☐	No shares have been issued but directors have been elected – Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required – Adopted by the board of directors

☒	The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7.	Delayed effective date (if not to be effective upon filing) March 31 2006 (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete

By	Title Vice President

Dated this 15th day of March , 2006

MailIn: PO Box 146705

    Salt Lake City, UT 84114-6705

Walk In’ 160 East 300 South, Main Floor

Information Center: (801) 530-4849

Toll Free: (877) 526-3994 (within Utah)

Fax (801)530-6438

Web Site http //www commerce utah gov/cor

Under GRAMA {63-2-201}, all registration Information maintained by the Division is classified as public record For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity

Document processing fee
If document is filed on paper	$125 00
If document is filed electronically	$50.00
Fees & forms/cover sheets are subject to change
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center
Paper documents must be typewritten or machine printed		ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq and §7-110-106 of the Colorado Revised Statutes (C R S)

ID number		20031123568

1	Entity name

		PSI Cedar Springs Hospital Real Estate, Inc. (If changing the name of the corporation, Indicate name BEFORE the name change)
2	New Entity name (if applicable)	Cedar Springs Hospital Real Estate, Inc

3	Use of Restricted Words (if any of these
	terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document mark the applicable box)	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4	Other amendments, if any, are attached

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment

6	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires

(mm/dd/yyyy)
OR
If the corporation’s period of duration as amended is perpetual, mark this box ☐
7	(Optional) Delayed effective date	03/31/2006
(mm/dd/yyyy)

Notice

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity

AMD PC	Page 1 of 2	Rev 6/15/2005

with the requirements of part 3 of article 90 of title7, C R S ,the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered

8 Name(s) and address (es) of the individual(s) causing the document to be delivered for filing	/s/ Christopher L. Howard
	Howard	Christopher	L
	(Last)	(First)	(Middle)	(suffix)
Psychiatric Solutions Hospitals, LLC
(Street name and number or Post Office information)
840 Crescent Centre Drive, Suite 460
	Franklin	TN	37067
	(City)	(State)	(Postal/Zip Code)
	(Province – if applicable)	(Country – If not US)

(The document need not State the true, name and address of more than one individual However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filling mark this box ☐ and include an attachment stating the name and address of such Individuals)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form Questions should be addressed to the user’s attorney

AMD PC	Page 2 of 2	Rev 6/15/2005